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                        Modification No. 15
                                to
                          POWER AGREEMENT
                      Dated October 15, 1952
                              between
                 OHIO VALLEY ELECTRIC CORPORATION
                                AND
                     UNITED STATES OF AMERICA
                     Acting By and Through the
                       SECRETARY OF ENERGY,
                     the statutory head of the
                       DEPARTMENT OF ENERGY

                            Dated as of
                         February 1, 1993
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                                     Contract No. DE-AC05-76OR01530
                                     (Modification No. 15)



     THIS MODIFICATION NO. 15, dated as of the 1st day of February, 1993, by and between OHIO VALLEY ELECTRIC CORPORATION, a corporation organized under the laws of the State of Ohio (hereinafter called the "Corporation"), and the UNITED STATES OF AMERICA (hereinafter sometimes called the "Government"), acting by and through the SECRETARY OF ENERGY, the statutory head of the DEPARTMENT OF ENERGY (hereinafter called "DOE");


                   W I T N E S S E T H   T H A T
                   -----------------------------

     WHEREAS, Corporation and the Government have heretofore entered into a contract dated October 15, 1952, providing for the supply by Corporation of electric utility services to the United States Atomic Energy Commission (hereinafter called "AEC") at AEC's project near Portsmouth, Ohio (hereinafter called the "Project"), which contract has heretofore been modified by Modification No. 1, dated July 23, 1953, Modification No. 2, dated as of March 15, 1964, Modification No. 3, dated as of May 12, 1966, Modification No. 4, dated as of January 7, 1967, Modification No. 5, dated as of August 15, 1967, Modification No. 6, dated as of November 15, 1967, Modification No. 7, dated as of November 5, 1975, Modification No. 8, dated as of June 23, 1977, Modification No. 9, dated as of July 1, 1978, Modification No. 10, dated as of August 1, 1979, Modification No. 11, dated as of September 1, 1979, Modification No. 12, dated as of August 1, 1981, Modification No. 13, dated as
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of September 1, 1989, and Modification No. 14, dated as of January
15, 1992 (said contract, as so modified, is hereinafter called the "DOE Power Agreement"); and
     WHEREAS, pursuant to the Energy Reorganization Act of 1974, the AEC was abolished on January 19, 1975, and certain of its functions, including the procurement of electric utility services for the Project, were transferred to and vested in the Administrator of Energy Research and Development; and

     WHEREAS, pursuant to the Department of Energy Organization Act, all of the functions vested by law in the Administrator of Energy Research and Development or the Energy Research and Development Administration were transferred to, and vested in, the Secretary of Energy on October 1, 1977; and
     WHEREAS, pursuant to the Energy Policy Act of 1992, the United States Enrichment Corporation (hereinafter called "USEC") was established to lease from DOE its uranium enrichment facilities beginning July 1, 1993; and the DOE was authorized by such Act to continue to receive electricity under the DOE Power Agreement and to resell it to USEC; and
     WHEREAS, Corporation and DOE desire to amend the DOE Power Agreement further as hereinafter provided;
     NOW, THEREFORE, the parties hereto do hereby agree as follows:
     1. Paragraph 2 of Section 2.05 is amended by deleting the second sentence thereof in its entirety and substituting therefor
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the following:
     In addition, DOE shall have the right at any time to sell or provide permanent or supplemental power and energy in an amount up to 2,500 kw to its tenants for their consumption at or in the vicinity of the Project; provided, however, that DOE's right to sell to its tenant, the United States Enrichment Corporation
     ("USEC"), a corporation established by the Energy Policy
     Act of 1992, for consumption at the Project, power and energy purchased from Corporation shall not be limited in amount and provided further that DOE's right to sell to its tenant USEC for consumption at DOE's uranium enrichment facility near Paducah, Kentucky, power and energy purchased from Corporation shall not be limited in amount except as provided in paragraph 3 of this Section
     2.05.

     2. Paragraph 3 of Section 2.05 is amended by deleting from its first sentence the word "Governmental."
     3. This Modification No. 15 to the DOE Power Agreement shall become effective at 12:01 A.M. on July 1, 1993, if Corporation has delivered to DOE a written notice to the effect that:
               All applicable requirements as to approval by or filings with regulatory agencies or other governmental bodies having jurisdiction in respect of the transactions constituting the subject matter of this Modification No. 15 (including expiration of any specified period after the date of any filing) have been complied with and all requisite approvals are in full force and effect and none is the subject of attack on appeal by direct proceeding or otherwise, and (except to the extent that Corporation shall waive such condition) any requisite approvals have become final and not subject to judicial review in any court.
     4. The DOE Power Agreement, as modified by Modifications No. 1 through No. 14, both inclusive, and by this Modification No. 15, is hereby in all respects confirmed.
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     IN WITNESS WHEREOF, the parties hereto have executed this
Modification No. 15 as of the date and year first above written.

                               OHIO VALLEY ELECTRIC CORPORATION


                               By________________________________
                                   President


                               UNITED STATES OF AMERICA


                               By________________________________
                                   Authorized Contracting Officer